Exhibit 23.6
February 3, 2025
CONSENT OF DEGOLYER & MACNAUGHTON
We hereby consent to the use of the name DeGolyer & MacNaughton and the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-277702) of Crescent Energy Company of our report dated November 26, 2024 prepared for Ridgemar (Eagle Ford) LLC, and the information contained therein, included in the Current Report on Form 8-K filed on or about December 3, 2024.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716